                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            RESNICK WORLDWIDE, INC.

         FIRST: The name of the corporation is:

                RESNICK WORLDWIDE, INC.

         SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, Delaware 19958-9776, County of Sussex. The registered agent in charge thereof is HARVARD BUSINESS SERVICES, INC.

         THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is 100,000,000 shares having a par value of $0.001 per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

         SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

         SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

         EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

         NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 25 Greystone Manor, Lewes, DE 19958. The powers of the incorporator are to file this certificate of incorporation, approve the by-laws of the corporation and elect the initial directors.

         TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         ELEVENTH: This company will acquire the assets, liabilities and previous shareholders subject to Directors approval of the previous corporation of the same name incorporated April 19, 1988 and which went Void March 1, 1990.

         I, Richard H. Bell, for the propose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 19th day of October, 1994.



Signed and Attested to by: /s/ Richard H. Bell
                           ---------------------------------------------
                               Richard H. Bell, President & Secretary
                               HARVARD BUSINESS SERVICES, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            RESNICK WORLDWIDE, INC.


         RESNICK WORLDWIDE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of RESNICK WORLDWIDE, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, To authorize a reverse stock split of its common stock, one share for each 100 shares, reducing the issued and outstanding shares from 100,000,000 to 1,000,000 shares. To authorize an increase of common shares authorized from 1,000,000 to 100,000,000 with a par value of $0.0001.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "THE FIRST & THE FOURTH:" so that, as amended said Article shall be and read as follows:

         FIRST: "The name of the corporation is
         STANDARD BRANDS OF AMERICA, INC.

         FOURTH: "The total number of authorized shares which the corporation is authorized to issue to 100,000,000 shares of common stock having a par value of $0.0001 per share and 5,000,000 shares of cumulative convertible preferred stock having a par value of $0.0001 per share."

         All shares of common stock shall be identical and each share of common stock shall be entitled to one vote on all matters.

         The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

PAGE TWO

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted by a quorum of shareholders of the corporation on June 14, 1995. There are 40,000,000 outstanding shares, of which 22,167,220 shares voted for the amendment and 0 against in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         FIFTH: That this amendment shall become effective at 9:00 a.m. on the 14th day of June, 1995.

         IN WITNESS WHEREOF, said RESNICK WORLDWIDE, INC. has caused this certificate to be signed by its Authorized Officer, this 16th day of June, 1995.


                                                  /s/ Paul L. Paskall
                                                  ------------------------------
                                                  AUTHORIZED OFFICER

                           CERTIFICATE OF RESIGNATION

                                       OF

                                REGISTERED AGENT

                                       ON

                        STANDARD BRANDS OF AMERICA, INC.


Harvard Business Services, Inc. does hereby resign as registered agent of STANDARD BRANDS OF AMERICA, INC.

Written notice of the resignation was given to the corporation at least 30 days prior to the filing of the certificate by mail to the last known address for the corporation. The letter was mailed on February 21, 1997.

I, Richard H. Bell, II, President of Harvard Business Services, Inc. do hereby sign this document to resign as registered agent of the above corporation on this April 16, 1997.




                                    /s/ Richard H. Bell, II
                                    ------------------------------------------
                                    Richard H. Bell, II
                                    President, Harvard Business Services, Inc.

                               STATE OF DELAWARE

                            CERTIFICATE FOR RENEWAL

                             AND REVIVAL OF CHARTER


STANDARD BRANDS OF AMERICA, INC., a corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

FIRST: The name of the corporation is STANDARD BRANDS OF AMERICA, INC.

SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, Delaware, 19958-9776, County of Sussex. The name and address of the registered agent is Harvard Business Services, Inc., 25 Greystone Manor, Lewes, Delaware, 19958-9776, County of Sussex.

THIRD: The date of filing of the original Certificate of Incorporation in Delaware was October 19, 1994.

FOURTH: The date when restoration, renewal and revival of the charter of this company is to commence is the fifteenth day May of 1997, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

FIFTH: This corporation was duly organized and carried on the business authorized by its charter until the sixteenth day May of 1997, A.D., at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, the last acting authorized officer hereunto set his hand to the certificate this July 17, 1999.


                                           BY: /s/ Edward H. McCluskey
                                               --------------------------------
                                           NAME: Edward H. McCluskey
                                           Title: President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        STANDARD BRANDS OF AMERICA, INC.


         STANDARD BRANDS OF AMERICA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of STANDARD BRANDS OF AMERICA, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

FIRST: The name of the corporation is THE LIONSHARE GROUP INC.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said STANDARD BRANDS OF AMERICA, INC. has caused this certificate to be signed by its Authorized Officer this 16 day of April, 1998.


                                    BY: /s/ J.E. Chentham
                                        --------------------------------
                                        Name:  J.E. Chentham      (please print)
                                        Title: Chairman and Pres. (please print)